Exhibit 4.4
SHAREHOLDERS’ AGREEMENT
DATED: JULY 8, 2009
(1)	PERSONS NAMED IN PART A OF SCHEDULE 2

(2)	NVCC CHINESE NEW STARS I PARTNERSHIP

(3)	LC FUND II

(4)	AUTHOSIS CAPITAL INC.

(5)	DCM IV, L.P. and DCM AFFILIATES FUND IV, L.P.

(6)	HUITUNG INVESTMENTS (BVI) LIMITED

(7)	GEORGIAN PINE INVESTMENTS LP

(8)	PROUDVIEW LIMITED

(9)	BERTELSMANN ASIA INVESTMENTS AG

(10)	BITAUTO HOLDINGS LIMITED

SHAREHOLDERS’ AGREEMENT
relating to
BITAUTO HOLDINGS LIMITED

SHAREHOLDERS’ AGREEMENT
DATED: July 8, 2009
BETWEEN:
1.	THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN PART A OF SCHEDULE 2 (the “Principals”);

2.	NVCC CHINESE NEW STARS I PARTNERSHIP, a partnership formed in Japan with its registered office located at 7-1-16, Akasaka, Minato-ku, Tokyo 107-0052, Japan (“New Stars”);

3.	LC FUND II, a company incorporated in the Cayman Islands with its principal place of business at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town, Grand Cayman, Cayman Islands, British West Indies (“Legend”);

4.	AUTHOSIS CAPITAL INC., a company incorporated in the British Virgin Islands with its registration address at Beaufort House, P.O. Box 438, Road Town, Tortola, British Virgin Islands ( “Authosis”);

5.	DCM IV, L.P. and DCM AFFILIATES FUND IV, L.P., a partnership formed in Cayman Islands with its registered office located at Turner & Roulstone Management Limited, P.O. Box 2636 GT, Strathvale House, 90 North Church Street, Grand Cayman, Cayman Islands (collectively, “DCM”);

6.	HUITUNG INVESTMENTS (BVI) LIMITED, a company incorporated in the British Virgin Islands with its registered office at Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (“Huitung”);

7.	GEORGIAN PINE INVESTMENTS LP, a company incorporated in Delaware, USA with registered address at 3500 South Dupont Highway, Dover, DE 19901 (“Georgian Pine”);

8.	PROUDVIEW LIMITED, a company incorporated in the British Virgin Islands with its registered office at P.O. Box 957 offshore incorporations Centre, Road Town, Tortola, British Virgin Islands (“Proudview”);

9.	BERTELSMANN ASIA INVESTMENTS AG, a company incorporated in Switzerland with its registered office at Dammstrasse 19, 6300 Zug, Switzerland (“Bertelsmann”); and

10.	BITAUTO HOLDINGS LIMITED, a company incorporated in Cayman Islands with its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”).

WHEREAS:
(A)	The parties are directly and indirectly all of the legal and beneficial holders of all of the issued share capital of the Company.

(B)	The parties hereto now wish to enter into this Shareholders Agreement for the purposes of regulating the rights and obligations among them as well as the business and management of the Group Companies from the date hereof.
NOW IT IS HEREBY AGREED as follows:
1.	INTERPRETATION

1.1	In this Agreement (including the Schedules), in addition to those defined in the context, the following expressions shall have the following meanings:
“A Shares” means series A preference shares of par value of US$0.0001 each in the capital of the Company;
“A Shareholder” means a holder of any A Share;
“Agreement” means this Shareholders’ Agreement.
“Associate” means:
(i) as to any body corporate, any other body corporate, unincorporated entity or person directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with, such body corporate; in particular, with respect to Authosis, the Associates shall include the Authosis Group; with respect to Bertelsmann, the Associates shall include the Bertelsmann Group; with respect to DCM, the Associates shall include the DCM Group; with respect to Legend, the Associates shall include the Legend Group; with respect to Huitung, the Associates shall include the Hotung Group; with respect to Georgian Pine, the Associates shall include the Georgian Pine Group; with respect to New Stars, the Associates shall include the New Stars Group; and
(ii) as to any individual, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons;
“Authosis Group” means Authosis Capital Inc., its wholly owned subsidiaries, and wholly owned investment vehicles and funds managed by Authosis Capital Inc., its holding company or any company which is a wholly owned subsidiary, associated or affiliated company of Authosis Capital Inc. or its holding company;
“B Shares” means series B preference shares of par value of US$0.0001 each in the capital of the Company;

“B Shareholder” means a holder of any B Share;
“Bertelsmann Group” means Bertelsmann Aktiengesellschaft together with any Person who or which, directly or indirectly, Controls, is Controlled by, or is under common Control with Bertelsmann Aktiengesellschaft, including, without limitation, any partner, officer, director, member or employee of such Person and any Person now or hereafter existing that is Controlled by or under common Control with one or more general partners or managing members of, or shares the same management company with, such Person.
“Big 4” means the following internationally recognized auditing firms: Deloitte Touche Tohmatsu, Ernst & Young, KPMG, and PricewaterhouseCoopers or their respective successors.
“Board” or “Board of Directors” means the board of directors of the Company;
“Business” means (i) internet content services, (ii) advertising distribution services through self-owned or procured media platform, such as internet, TV channels, radio, newspaper and magazine, (iii) the internet marketing services, (iv) TV and radio programs production, (v) newspaper and magazine distribution, in each case with (i) through (v), as it relates to automotive and related products and services and (vi) any other automotive related business conducted by the Company;
“Business Day” means a day, excluding Saturdays, Sundays and public holidays of Hong Kong, on which banks in Hong Kong are open for business throughout their normal business hours;
“Cash Payment” shall have the meaning ascribed to it in Clause 3.3 of the Subscription Agreement.
“C Shares” means series C preference shares of par value of US$0.0001 each in the capital of the Company.
“C Shareholder” means a holder of any C Share;
“Change of Control” means (i) any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding shares or similar transaction in which the Shareholders of the Company immediately prior to such reorganization, merger or consolidation, sale or transfer of shares or similar transaction do not (by virtue of their ownership of securities of the Company immediately prior to such transaction) beneficially own shares possessing a majority of the voting power of the surviving Company or the entity controlling the surviving Company, as the case may be, immediately following such transaction(excluding any transaction effected solely for tax purposes or to change the Company’s domicile); and (ii) any reorganization, consolidation, merger, sale or transfer of any PRC Companies’ equity or similar transaction, in each case that have not been approved by the Board of Directors.

“Completion” means the completion of the allotment and issuance of the D Shares as described under the Subscription Agreement.
“Control” , “Controls”, “Controlled” or any correlative term means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;
“D-1 Shares” means series D-1 preference shares of par value of US$0.0001 each in the capital of the Company.
“D-2 Shares” means series D-2 preference shares of par value of US$0.0001 each in the capital of the Company.
“D Shares” means D-1 Shares and D-2 Shares.
“D-1 Shareholder” means a holder of any D-1 Share;
“D-2 Shareholder” means a holder of any D-2 Share;
“D Shareholder” means a holder of any D-1 Share and/or D-2 Share;
“DCM Group” means DCM, any affiliated venture capital fund, a partner or member of such partnership or affiliated entity or a retired partner or member of such partnership or affiliated entity who retires after the date hereof, or to the estate of any such partner, member, retired partner or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse;
“Director” means any director of the Company appointed by the Shareholder(s) from time to time;
“Dispose” means to make or to effect any sale, assignment, exchange, transfer, or to grant any option, right of first refusal or other right or interest whatsoever or to enter into agreement for any of the same and the expression “Disposal” shall be construed accordingly;
“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same and the expression “Encumber” shall be construed accordingly;

“ESOP” means any stock option plan, stock incentive plan or equity incentive plan adopted by any Group Company from time to time in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons;
“ESOP Share” means any Ordinary Share issued or issuable pursuant to the ESOP;
“Family Members” has the meaning ascribed to it in Clause 14.6;
“Founders” means Mr. LI Bin and Mr. QU Weihai;
“Georgian Pine Group” means the Associates of Georgian Pine: Georgian Pine Management LLC and Georgian Pine Investments LP;
“Governance Agreement” means the Governance Agreement to be entered into by and among the Group Companies after the Completion.
“Group Companies” means the Company, the PRC Companies, and their respective Subsidiaries and Branches from time to time and “Group Company” means any one of them;
“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;
“Hotung Group” means Huitung, which is managed by Hotung Management International Ltd. (Cayman) (“HMIL”), the wholly owned subsidiaries and wholly owned investment vehicles and funds of Huitung, the holding company of HMIL or any company which is a wholly owned subsidiary, associated or affiliated company of HMIL or its holding company;
“IPO” means a firm commitment underwritten public offering of Ordinary Shares of the Company or of the listing vehicle (or securities representing such Ordinary Shares) registered under the Securities Act or its equivalent in another jurisdiction if the IPO does not occur in the U.S., including the Qualified IPO;
“Legend Group” means Legend Capital Limited, its wholly owned subsidiaries, and wholly owned investment vehicles and funds solely managed by Legend Capital Limited, its holding company or any company which is a wholly owned subsidiary, associated or affiliated company of Legend Capital Limited or its holding company;
“Liquidation Event” means any of the following events: (i) liquidation, winding up or dissolution of the Company; (ii) a Trade Sale; (iii) a share purchase or share exchange or successful tender offer in which at least fifty percent (50%), by voting power, of the shares of the Company are transferred to another Person; (iv) a Change of Control; or (v) the termination of, or any amendments to, the Onshore Transaction Documents (defined in the Subscription Agreement) without the written consent of the Board of Directors of the Company.
“Memorandum and Articles of Association” shall mean the Memorandum of Association and Articles of Association of the Company, as amended from time to time.
“Minority Shareholders” means Charm Huge Management Limited, Winstate Investments Limited, Honour State Limited and any employees, directors, officers or consultants of the Company who hold incentive shares or have exercised the stock option granted by the Company in accordance with the ESOP.
“New Stars Group” means NVCC Chinese News Stars I Partnership, its general partner New Stars Partners LLP and wholly owned subsidiaries, and wholly owned investment vehicles and funds managed by New Stars Partners LLP, its holding company or any company which is a wholly owned subsidiary, associated or affiliated company of New Stars Partners LLP or its holding company;
“Old Shareholders’ Agreement” means the Shareholders’ Agreement dated November 23, 2007 made between Li Bin, Chen Guang, Zhu Jinsong, Xiao Rong, Zeng Qiang, Qu Weihai, Proudview, Legend, Authosis, New Stars, DCM, Huitung, Georgian Pine and the Company.
“Ordinary Shares” means ordinary shares of par value of US$0.0001 each in the capital of the Company;
“Ordinary Shareholder” means a holder of any Ordinary Share other than a holder of only ESOP Shares;
“Original Series D-1 Purchase Price” means the original purchase price of the D-1 Shares, approximately US$8.61 per D-1 Share.
“PRC” means the People’s Republic of China;
“PRC Companies” means the companies and branches listed in Part B of Schedule 1 of this Agreement and “PRC Company” means any one of them;
“Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity.
“Preference Shareholders” means the holders of Preference Shares and “Preference Shareholder” means any one of them;
“Preference Shares” means any of the A Shares, the B Shares, C Shares and D Shares.
“Qualified IPO” means a firm commitment underwritten public offering of

Ordinary Shares of the Company or of the listing vehicle (or securities representing such Ordinary Shares) registered under the Securities Act or its equivalent in another jurisdiction if the Qualified IPO does not occur in the U.S., managed by a lead underwriter of international standing reasonably acceptable to the Preference Shareholders holding in aggregate at least a majority interest for the time being in the issued Preference Shares (on an as-if-converted basis), with the Company’s market capitalization being at least US$300 million and gross proceeds to the Company being at least US$75 million; “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.
“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
“Securities” means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect;
“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;
“Shares” means any of the Ordinary Shares, the A Shares, the B Shares, the C Shares and the D Shares;
“Shareholders” means any or all of those persons and entities at any time holding any Shares of the Company and “Shareholder” means any one of them;
“Subscription Agreement” means the Share Subscription Agreement dated July 8, 2009 by and among Bertelsmann, DCM, Huitung, Beijing Bitauto Internet Information Company Limited, Beijing C&I Advertising Company Limited, Beijing Bitauto Information Technology Company Limited, Beijing A&I Advertising Company Limited, the Principals, Proudview and the Company;
“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Companies and their subsidiaries form time to time but shall not include (a) Autoworld Media Group Limited or any of its Subsidiaries and (b) Beijing Antarctic Technology Development Company Limited;
“Statute” means the Companies Law of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.
“Trade Sale” means the sale, through one or a series of transactions, of all or substantially all of the shares, assets or business of the Company approved in accordance with this Agreement and the Memorandum and Articles of Association.
“US$” means United States dollars, the lawful currency of the United States of America; and
“WFOE” means Beijing Bitauto Internet Information Company Limited, a limited liability company incorporated in the PRC under registration number Qi Di Jing Zong Fu Zi No. 028087 with its registered office located at Unit D/E/F/G/H/J, 10th Floor, Office Building 3, New Century Hotel, No. 6, Capital Stadium South Road, Haidian District, Beijing.
In this Agreement:
(a)	references to recitals, Clauses, Schedules and Exhibits are to the clauses and sub-clauses of, and the recitals, schedules and exhibits to, this Agreement;

(b)	references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

(c)	references to parties are to parties of this Agreement;

(d)	words importing the singular include the plural and vice versa, words importing one gender include every gender, and references to persons include bodies corporate and unincorporated; and

(e)	headings are for ease of reference only and shall not affect the interpretation of this Agreement.
The recitals, the Schedules and the Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals, the Schedules and the Exhibits.

The expressions “Ordinary Shareholders”, “A Shareholders”, “B Shareholders”, “C Shareholders” and “D Shareholders” shall, where the context permits, include their respective successors, assigns and personal representative (where applicable).
2.	OLD SHAREHOLDERS’ AGREEMENT

2.1	The parties to the Old Shareholders’ Agreement hereby agree that the Old Shareholders Agreement shall be terminated and replaced by this Agreement in its entirety effective from and as of the date of the Completion. The rights and privileges of the D Shares under this Agreement shall take effect from the date of the Completion.

2.2	Each of the parties to the Old Shareholders’ Agreement acknowledges and agrees that it has no claims outstanding under the Old Shareholders’ Agreement and that all rights, interests and benefits under the Old Shareholders’ Agreement are hereby terminated. In particular, each of the Preference Shareholders under the Old Shareholders’ Agreement acknowledges and hereby waives its right of participation under Clause 12 of the Old Shareholders’ Agreement in connection with the issuance of D Shares contemplated in Recital C above.

2.3	Each of the Parties to the Old Shareholders’ Agreement acknowledges and agrees to the issuance of D Shares contemplated in Recital C above.

3.	BUSINESS OF THE COMPANY

3.1	The Group Companies shall not conduct any business or activity other than the Business and otherwise in accordance with the business plans approved by the Board of the Company from time to time.

4.	BOARD CONSTITUTION, BOARD AND SHAREHOLDERS ‘MEETING AND BOARD COMMITTEE

4.1	The maximum number of persons comprising the Board shall be seven (7) unless otherwise agreed by A Shareholder(s) then holding a majority shareholding of the A Shares, B Shareholder(s) then holding a majority shareholding of the B Shares, C Shareholder(s) then holding a majority shareholding of the C Shares, D Shareholder(s) then holding a majority shareholding of the D Shares and Ordinary Shareholders then holding a majority shareholding of the Ordinary Shares (for the purpose of this Clause 4, Ordinary Shareholders shall exclude all Minority Shareholders and the holders of Ordinary Shares issued upon conversion of any Preference Shares).

4.2	So long as A Shareholder(s) hold more than 10% of the total Ordinary Shares on a fully converted basis in aggregate, and so long as it is a holder of A Shares, Legend shall be entitled to nominate and elect one (1) Director to the Board and to remove such Director nominated by it and to nominate and elect another person to replace the Director removed.

4.3	So long as Ordinary Shareholders hold more than 10% of the total Ordinary Shares issued and outstanding, the Ordinary Shareholders shall be entitled to nominate and elect three (3) Directors to the Board (of whom one (1) Director shall be the Chief Executive Officer of the Company) and to remove such Directors nominated by it/them and to nominate and elect other persons to replace the Directors removed in accordance with the same terms.

4.4	So long as B Shareholder(s) hold more than 10% of the total Ordinary Shares on a fully converted basis in aggregate, and so long as it is a holder of B Shares, New Stars shall be entitled to nominate and elect one (1) Director to the Board and to remove such Director nominated by it and to nominate and elect another person to replace the Director removed.

4.5	So long as C Shareholder (s) hold more than 10% of the total Ordinary Shares on a fully converted basis in aggregate, and so long as it is a holder of C Shares, DCM shall have the right to nominate and elect one (1) Director to the Board and to remove such Director nominated by it and to nominate and elect another person to replace the Director removed.

4.6	So long as Bertelsmann continues to hold at least five percent (5%) of the issued and outstanding Shares of the Company, Bertelsmann shall be entitled to nominate and elect one (1) Director to the Board and to remove such Director nominated by it and to nominate and elect another person to replace the Director removed. The rights of Bertelsmann under this Section 4.6 shall be assignable and inure to the benefits of the member(s) of the Bertelsmann Group. Pursuant to the terms of the Memorandum and Articles of Association, the D Shares shall initially convert into Ordinary Shares at 1:1 ratio (subject to adjustment set forth therein).

4.7	The Directors on the Board upon the Completion shall be as follows:
(a)	Li Bin, Qu Weihai and one on reserve, as nominees of the majority of the Ordinary Shareholders;

(b)	Liu Erhai as nominee of the majority of the A Shareholders;

(c)	Yuan Shuan as nominee of the B Shareholders;

(d)	Rong Lu as nominee of the C Shareholders; and

(e)	Long Yu as nominee of the D Shareholders.
4.8	Each party agrees to elect the persons nominated by the other parties to the Board of Directors in accordance with this Agreement. A Director can only be removed from the Board by the party or parties which nominated him, unless such Director dies, resigns voluntarily or the term of his service expires, in which case the party or parties entitled to appoint such Director shall be entitled to nominate a replacement to be appointed by the Board to fill the vacancy thus created.

4.9	The Board shall convene at least one (1) meeting each quarter in each fiscal year.

4.10	In relation to meetings of the Board, each Director shall be given not less than five (5) Business Days’ written notice of meetings, but any meeting held without such notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting waive notice of the meeting in writing; and for this purpose, the presence of a Director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting. The Company shall deliver the minutes of a Board meeting to each Director within seven (7) days after the meeting.

4.11	A meeting of Board will be adjourned to the same time and place seven (7) Business Days later if a quorum as stated in Clause 4.12 is not present at that Board meeting. If at such adjourned meeting or next duly noticed meeting, a quorum is still not present within forty-five minutes from the time appointed for the meeting, any five (5) Directors in person or by proxy at such adjourned Board meeting or next duly noticed meeting shall constitute a quorum. Questions arising at such adjourned meeting or next duly noticed meeting shall be approved by at least two-thirds (2/3) of all the Directors entitled to receive notice of a meeting of the Board. Except for the business as outlined in the notice to Directors, no other business shall be transacted thereat.

4.12	One (1) Director appointed by Legend (for so long as Legend is entitled to appoint one Director), one (1) Director appointed by New Stars (for so long as New Stars is entitled to appoint one Director), one (1) Director appointed by DCM (for so long as DCM is entitled to appoint one Director), one (1) Director appointed by Bertelsmann (for so long as Bertelsmann is entitled to appoint one Director) and one (1) Director appointed by the Ordinary Shareholders in attendance in person, telephone, video conference or other medium of simultaneous voice communication shall constitute a quorum. Subject to the quorum above, questions arising at any Board meeting shall be approved by at least two-third (2/3) of Directors entitled to receive notice of a meeting of the Board in order to be valid, and a resolution signed by at least two-thirds (2/3) of the Directors entitled to receive notice of a meeting of the Board shall be as valid and effectual for all purposes as a resolution of such Directors duly passed at a meeting of the Board duly convened, held and constituted, unless a higher vote is required pursuant to the Statute, Memorandum and Articles of Association or this Agreement, provided that:
(a)	where such resolution is in relation to any contract or arrangement in which a Director or Directors are interested, it shall not be effective unless the number of Directors signing the resolution who are not interested in the contract or arrangement would have constituted a quorum of Directors if a meeting had been held for the purpose of considering the contract or arrangement;

(b)	when a Director has approved a resolution by facsimile, the original of the signed copy shall be deposited with the Company in its registered office or such other office as the Company may designate for this purpose from time to time by such Director as soon as possible thereafter. Any such resolution may consist of several documents, provided each such document is signed by one or more Directors; and

(c)	resolutions relating to matters provided in Clause 5 shall not be effective unless and until any consent of the relevant Shareholders required under Clause 5 has been obtained.
4.13	At the request of any Director, the Company shall obtain, as soon as practicable but in no event later than (i) the IPO or (ii) one hundred and eighty (180) days of the date upon receipt of the notice of such Director, whichever is earlier, an adequate directors and officers liability insurance policy from financially sound and reputable insurers, the amount of which shall be approved by the Board.

4.14	The Board shall give not less than ten (10) Business Days’ notice of meetings of Shareholders to those persons whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting (which Shareholders shall not include the Minority Shareholders who / which have waived the voting rights).

4.15	The Board shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a two-thirds (2/3) of votes (unless a higher vote is required pursuant to the Statue, Memorandum and Articles of Association and this Agreement) of the Directors entitled to receive notice of a meeting of a Board at which there is a quorum, with each having one (1) vote.

4.16	A meeting of the Shareholders is duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy:
(a)	the holders of A Shares holding not less than an aggregate of 50% of the outstanding A Shares; and

(b)	the holders of B Shares holding not less than an aggregate of 50% of the outstanding B Shares;

(c)	the holders of C Shares holding not less than an aggregate of 50% of the outstanding C Shares;

(d)	the holders of D Shares holding not less than an aggregate of 50% of the outstanding D Shares; and

(e)	the holders of Ordinary Shares holding not less than an aggregate of 50% of the outstanding Ordinary Shares in issue (except for the Ordinary Shares issued to the Minority Shareholders and the Ordinary Shares which the Preference Shares are convertible into).
4.17	A meeting of Shareholders will be adjourned to the same time and place seven (7) Business Days later if a quorum is not present at that Shareholders’ meeting. If at such adjourned meeting or the next duly noticed meeting, a quorum is still not present within forty-five minutes from the time appointed for the meeting, the Shareholders representing more than 75% of the voting rights (on an as-converted basis) shall constitute a quorum in such adjourned meeting or next duly noticed meeting . Except for the business as outlined in the notice to Shareholders, no other business shall be transacted thereat.

4.18	Each A Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such A Share into Ordinary Shares. Each B Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such B Share into Ordinary Shares. Each C Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such C Share into Ordinary Shares. Each D-1 Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such D-1 Share into Ordinary Shares. Each D-2 Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such D-2 Share into Ordinary Shares. The A Shareholders, the B Shareholders, the C Shareholders, the D Shareholders and the Ordinary Shareholders shall vote together and not as a separate class unless otherwise required herein or in the Memorandum and Articles of Association of the Company or by applicable laws.

4.19	Any shareholders’ meeting of the Company and any meeting of the Board may be held, and any shareholder or Director as the case may be, may participate in such meeting in attendance in person, or by means of telephone, video conference or other medium of simultaneous voice communication, and such participation shall be deemed to constitute presence in person at the meeting.

4.20	Any appointment, replacement or dismissal of the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Operation Officer, President, or vice President (or the senior officer holding a equivalent position) of the Company shall be subject to the prior written approval of at least two (2) Directors appointed by the Ordinary Shareholders in accordance with Clause 4.3.

4.21	Subject to the board quorum set out in Clause 4.12, the termination of the compensation or remuneration of the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Operation Officer,

President, or vice President, (or the senior officer holding a equivalent position) of the Company shall require the approval of at least six (6) members of the Board of Directors. For the purpose of this Clause 4.21, “compensation or remuneration” shall include base salary/services fee, bonus, subsidies, and other welfares. Subject to the adjournment proceedings set out in Clause 4.11, questions regarding the subject matter in this Clause 4.21 shall be approved by at least two-thirds (2/3) of the Directors entitled to receive notice of a meeting of the Board.
5.	MATTERS REQUIRING CONSENT OF SPECIFIC SHAREHOLDERS

5.1	In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable statute, the Company shall not carry out any of the following actions, and no affirmative Board or members’ resolution shall be adopted to approve or carry out the same, except with the prior written consent of the holders of 50% or more of the Preference Shares (on an as-if-converted basis):
(a)	cease to conduct or carry on the Business as now conducted or change any part of the Business activities of any of the Company;

(b)	sell or Dispose of the whole or a substantial part of the goodwill or the assets of any of the Company;

(c)	increase, reduce or cancel the authorized or issued share capital of the Company or issue, allot, or purchase any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Preference Shareholders in the Company;

(d)	make any distribution of profits amongst the Shareholders by way of dividend (interim or final), capitalization of reserves or otherwise, in one financial year in excess of 20% of the net profits of a financial year;

(e)	decide on the terms and conditions of the appointment of, and the compensation and salaries payable to, any senior management personnel of the Company including without limitation the Chief Executive Officer, Chief Financial Officer, Chief Operation Officer and Chief Technology Officer of the Company, and any variations to any of such terms, conditions, compensation or salaries (provided that the appointment, replacement and removal of the said senior management personnel of the Company and determination of such terms, conditions, compensation or salaries shall also be subject to the approval set froth in Clauses 4.20 and

4.21). For the purpose of this Clause 5.1(e), “compensation” shall include base salary/services fee, bonus, subsidies, and other welfares;
(f)	increase the aggregate compensation (including all benefits and bonus) of any of the 5 most highly compensated employees or officers of the Company by more than 50% in any 12 months’ period, adopt, terminate or make material amendments to any ESOP, or any increase or decrease in the number of options or shares which may be granted under any ESOP;

(g)	amendment of the accounting policies previously adopted or change the financial year of the Company;

(h)	appoint or change the auditors of the Company;

(i)	acquire or Dispose of any investment into any entity (regardless if such investment may be capitalized on the Company’s balance sheet or not), in a single transaction or a series of transactions where such investment would be in the aggregate exceed US$500,000, or incur any commitment in excess of US$500,000 at any time in respect of any one transaction or in excess of US$1,000,000 at any time in related transactions in any financial year of the Company;

(j)	borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(k)	create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage en-cumbrance or other security) on all or any of the undertaking, assets or rights of the Company except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$200,000 (or its equivalent in other currency or currencies) or in excess of US$1,000,000 at any time in any financial year;

(l)	sell, transfer, license, charge, encumber or otherwise Dispose of all or substantially all of the trademarks, patents, copyrights or other intellectual property owned by the Company;

(m)	approve or make adjustments or modifications to terms of transactions involving the interest of any Director or Shareholder of the Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any Director or Shareholder of the Company;

(n)	Dispose or dilute the Company’s interest, directly or indirectly, in any of its subsidiaries and branches;

(o)	approve any transfer of Shares in the Company;

(p)	enter into any transaction between the Company on the one hand and any of its Associates on the other or enter into any form of agreement that is not on arms length terms and conditions with any third party;

(q)	adopt or significantly modify the annual business plan of the Company; and

(r)	enter into any transaction outside of the Company’s ordinary course of business.
5.2	Notwithstanding the foregoing, the Company shall not carry out any of the following actions except with the prior approval of the holder(s) representing at least seventy-five percent (75%) of the issued and outstanding Shares of the Company (on an as-if-converted basis) (excluding the Minority Shareholders):
(a)	any amendment, modification or change to or of the Memorandum and Articles of Association of the Company;

(b)	the commencement of any liquidation, dissolution, winding up or termination the Company;

(c)	any merger, spin-off, sale, Disposal of, or creation of any Encumbrance over all or substantially all of the assets or any assets the Company (including without limitation the Company’s interest in any of its Subsidiaries or the intellectual property or business in connection with any of its products as may be developed from time to time) the Disposal of which would have a material effect on the business;

(d)	any acquisition or formation of any subsidiary or acquisition of the whole or any substantial part of the undertakings, assets or business of any other company or any entity or any entry into any joint venture or partnership with any other entity or any entry into any merger, consolidation or restructuring;

(e)	the entry into any contract, agreement or transaction between the Company and any of its directors, officers, or shareholders (or their respective Associates), including without limitation any loans, credits, undertakings and benefits in favour of such persons and any amendment or termination of any contract, agreement or transaction previously approved by the Preference Shareholders; and

(f)	any material alteration or change in the business scope of the Company that would result in the Company engaging in different business other than the Business or any material change in the business plan for the Company as a whole or any material change in the approved annual budget for the Company.
5.3	Any Disposal of Preference Shares (or Ordinary Shares issued upon the conversion of the Preference Shares) by any Preference Shareholder(s) to another existing Preference Shareholder(s) or the Associate(s) of such another existing Preference Shareholder(s), which, whether in a single transaction or through a series of transactions, would result in such existing Preference Shareholder (together with the Associate(s) of such Preference Shareholder) holding 25% or more of the entire issued and outstanding voting Shares of the Company shall require the prior written approval of Proudview.

6.	CONFIDENTIALITY

6.1	The terms and conditions of this Agreement (including its existence) shall be confidential information and shall not be disclosed by any party hereto or any of their Associates to any person not being a party hereto except as permitted under this Clause 6.

6.2	Notwithstanding Clause 6.1, any party hereto may disclose the terms of this Agreement to its investors, employees, investment bankers, lenders, accountants, attorneys, business partners, directors, shareholders and senior management and bona fide prospective investors, in each case only where such persons or entities are under appropriate non-disclosure obligations. For the avoidance of doubt, other than disclosures to the foregoing permitted persons, none of the parties may disclose the investment amounts in relation to the Preference Shares held by the Preference Shareholders, the amount of valuation of the Company, the rights and privileges of the Preference Shareholders under this Agreement and the Subscription Agreement and the share capital structure of the Company to any person except with the prior written consent of the Preference Shareholders (such consent not to be unreasonably withheld).

6.3	In the event that any party becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to make disclosure not permitted under Clause 6.1 and 6.2, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the co-operation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedies. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Party.

6.4	Clauses 6.1, 6.2 and 6.3 shall cease to have effect and cease to be binding on the parties hereto after the expiry of two years from the date hereof.

7.	MANAGEMENT

7.1	The parties hereto confirm that the business and affairs of the Company shall be overseen by the Board in the best interests of the Company and its Subsidiaries taken as a whole. In furtherance of the foregoing, the parties hereto agree that, after the date hereof, neither they, nor any of their Associates will enter into any contract, agreement, arrangement or other transaction with the Company or any of its Subsidiaries unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such transaction is conducted, as the case may be, are fair to the Company or such Subsidiary and are not less favourable than those obtainable in an arm’s length relationship.

7.2	Save as otherwise agreed between the parties, the Shareholders shall, and shall procure the Directors appointed by them to, exercise their powers and control in relation to the Company so as to ensure that the Company shall comply with the following business principles:
(a)	carry on and conduct businesses and affairs in a proper and efficient manner and for the benefit of the Company and in accordance with the terms of this Agreement;

(b)	keep proper books of account and therein make true and complete entries of all its dealings and transactions of and in relation to its business; and

(c)	conduct its business in accordance with all applicable legal requirements, including the obtaining of all necessary licences, consents and approvals.
7.3	The parties hereto agree that the auditor of any Group Company shall be determined by the Board of Directors of the Company.

8.	DIVIDENDS

8.1	The A Shareholders, the B Shareholders, the C Shareholders and the D Shareholders shall be entitled to receive out of any funds legally available therefore, when and if declared by the Board, dividends at the rate and in the amount as the Board considers appropriate. Notwithstanding the foregoing, the Ordinary Shareholders shall in no event be entitled to receive dividends at a rate greater than the rate applicable to the Preference Shareholders.

8.2	No dividends or other distributions shall be declared, paid or distributed (whether in cash or otherwise) on any Ordinary Share or any other class of Shares unless and until a dividend in the like amount and kind has first been declared on the Preference Shares on an as-if-converted basis and has been paid in full to the Preference Shareholders.

8.3	No dividends (other than those payable solely in Ordinary Shares) shall be declared or paid on the Ordinary Shares, C Shares, B Shares, A Shares or any future series of preference shares, unless and until a dividend in like amount is declared and paid on each outstanding D (on an as-if-converted basis).

8.4	No dividends (other than those payable solely in Ordinary Shares) shall be declared or paid on the Ordinary Shares, B Shares, A Shares or any future series of preference shares, unless and until a dividend in like amount is declared and paid on each outstanding C Shares (on an as-if-converted basis).

8.5	No dividends (other than those payable solely in Ordinary Shares) shall be declared or paid on the Ordinary Shares, A Shares or any future series of preference shares, unless and until a dividend in like amount is declared and paid on each outstanding B Shares (on an as-if-converted basis).

8.6	No dividends (other than those payable solely in Ordinary Shares) shall be declared or paid on the Ordinary Shares or any future series of preference shares, unless and until a dividend in like amount is declared and paid on each outstanding A Shares (on an as-if-converted basis).

9.	USE OF PREFERENCE SHAREHOLDERS’ NAMES OR LOGOS

9.1	Except with the prior written authorization of Legend, none of the Group Companies, Proudview nor any other shareholders of either Group Companies Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “Legend” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.2	Except with the prior written authorization of Authosis, none of the Group Companies, Proudview, nor any other shareholders of either Group Companies or Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “Authosis” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.3	Except with the prior written authorization of New Stars, none of the Group Companies, Proudview, nor any other shareholders of either Group Companies or Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “New Stars” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.4	Except with the prior written authorization of DCM, none of the Group Companies, Proudview, nor any other shareholders of either Group Companies or Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “DCM” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.5	Except with the prior written authorization of Huitung, none of the Group Companies, Proudview, nor any other shareholders of either Group Companies or Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “Huitung”, “Hotung Group” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.6	Except with the prior written authorization of Georgian Pine, none of the Group Companies, Proudview, nor any other shareholders of either Group Companies or Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “Georgian Pine” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.7	Except with the prior written authorization of Bertelsmann, none of the Group Companies, Proudview, nor any other shareholders of either Group Companies or Proudview shall be entitled to use, publish or reproduce the name, trademark or logo of “Bertelsmann” or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

10.	EMPLOYEE SHARES

10.1	The Board shall have power to grant share options to the employees, directors, consultants and officers of any Group Company to acquire Ordinary Shares pursuant to the ESOP approved by the Board. Immediately prior to the Completion, the Company shall have reserved a total of 935,955 Ordinary Shares, representing 6.85% of the post-Completion outstanding Shares on fully-diluted basis immediately following the date of this Agreement, assuming full conversion of the Preference Shares and full exercise of all outstanding options and other outstanding convertible and exercisable securities.

11.	INFORMATION RIGHTS

11.1	The Company shall, deliver to the Preference Shareholders, the following documents and information in relation to the Group Companies:
(a)	audited annual consolidated financial statements within 150 days after the end of each fiscal year, audited by an international “Big 4” accounting firm with operations in the PRC, acceptable to the Board of the Company;

(b)	unaudited quarterly consolidated financial statements within 30 days of the end of each fiscal quarter;

(c)	unaudited monthly consolidated financial statements within 30 days of the end of each month; and

(d)	a draft annual capex and operating budget and strategic plan for the approval of the Board within 30 days prior to the end of each fiscal year (or at any other later date approved by the Board), provided that the final budget shall be approved by the Board.
All the financial statements referred to in this Clause 11.1 shall be prepared in English on consolidated basis in conformance with the IFRS and shall include a balance sheet, profit and loss statement and statement of cash flows and, only in respect of audited statements, all directors’ notes thereto (if any). All audit of the Company shall be performed by a Big-4 international accounting firm acceptable to the Board of the Company.
11.2	The Preference Shareholders shall have the following rights, at their own expense, during normal business hours: (i) the right to inspect the books and records (including without limitation financial records) of all Group Companies; (ii) the right to inspect the plant, equipment, stock in trade and facilities of any Group Companies and (iii) the right to discuss the business, operations and management and other matters of any Group Companies with their respective directors, officers, employees, accountants, legal counsel, investment bankers, auditors and financial advisors, provided that in no event shall such exercise of the inspection rights materially impair the normal business operations of the Group Companies.

11.3	Each of the Preference Shareholders is entitled to obtain all the documents and information that any Group Company provided to the Director nominated by such Preference Shareholder.

11.4	All information delivered to or received by the Preference Shareholders in accordance with this Clause 11 shall be confidential information and shall not be disclosed by the Preference Shareholders to any person not being a party hereto except as permitted under Clause 6 of this Agreement.

11.5	Other than the statutory inspection rights granted under the applicable laws, the information rights and the inspection rights of a Preference Shareholder under this Clause 11 shall terminate immediately prior to:
(a)	that point of time when such Preference Shareholder no longer owns any Share of the Company; or

(b)	the consummation of a Qualified IPO.
12.	RIGHT OF PARTICIPATION

12.1	Each Preference Shareholder shall have a right of participation to purchase and subscribe for any New Securities (as defined below) which the Company proposes to issue in order to maintain such Preference Shareholder’s proportionate beneficial ownership interest in the Company

(on an as-if-converted basis). “New Securities” shall mean any Securities of the Company other than:
(a)	conversion rights applicable to the A Shares, B Shares, C Shares and D Shares;

(b)	Securities issued pursuant to a Qualified IPO;

(c)	Securities issued to employees, officers or directors of any Group Company pursuant to ESOP provided that the issue of such Securities shall be subject to Clause 10;

(d)	Securities issued pursuant to the consent in writing of all Preference Shareholders for the time being;

(e)	Securities issued in consideration of a bona fide acquisition by the Company of another corporation by merger or purchase of substantially all its assets, including without limitation the Securities issued to Charm Huge Management Limited, Winstate Investments Limited and Honour State Limited in connection with an acquisition occurred before the date of this Agreement of which is shown in the capitalization table in the appendix of this document;

(f)	Securities issued upon exercise of any outstanding options or warrants disclosed in Exhibit B of the Subscription Agreement or issued as disclosed in the Schedule of Exception of the Subscription Agreement;

(g)	Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company.
12.2	If the Company wishes to make any issue of New Securities, it shall prior to such issue give each Preference Shareholder a written notice of the proposed issue. The notice shall set forth the terms and conditions of the proposed issue (including the number of New Securities to be offered and the price, if any, for which the Company proposes to offer such New Securities), and that the Preference Shareholders can elect to purchase its Pro Rata Portion (as defined below) of the New Securities, and such notice shall constitute an offer to issue the relevant portion of the New Securities to the Preference Shareholders on such terms and conditions.

12.3	Each Preference Shareholder may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within 10 Business Days after receipt of the notice of the Company of the proposed issue. Any Preference Shareholder exercising its right of participation shall be entitled to participate in the purchase of New Securities on a pro rata basis to the extent necessary to maintain its proportionate beneficial ownership interest in the Company (its “Pro Rata Portion”) and for purposes of determining any Preference Shareholder’s Pro Rata Portion, any Shareholder or other security holder shall be treated as owning that number of Shares into which any outstanding convertible shares may be converted.
12.4	If any Preference Shareholder fails to purchase or does not accept its Pro Rata Portion, the other Preference Shareholder(s) shall have the right to purchase up to the balance of the New Securities not so purchased. This right of over-subscription may be exercised by a Preference Shareholder by notifying the Company of its desire to purchase more than its Pro Rata Portion. Oversubscription will be allocated based on the Pro Rata Portion of the holders of Preference Shares electing to exercise this right.

12.5	The Company shall, in writing, inform promptly each Preference Shareholder which elects to purchase more than its Pro Rata Portion of the New Securities of any other Preference Shareholder’s failure to do so.

12.6	If any Preference Shareholder who elects to exercise its right of participation does not complete the subscription of such New Securities within five (5) Business Days after delivery of its Acceptance Notice to the Company, the Company may complete the issue of New Securities on the terms and conditions specified in the Company’s notice within thirty (30) Business Days following the expiration of such five (5) Business Day period.

12.7	If the Company does not complete the issue of the New Securities within such thirty (30) Business Day period described in Clause 12.6 above, the right of participation provided in this Clause 12 in respect of such New Securities shall be deemed to be revived and the New Securities shall not be offered to any person unless first re-offered to the Preference Shareholders in accordance with this Clause 12.

12.8	The rights of a Preference Shareholder under this Clause 12 shall terminate immediately prior to:
(a)	that point of time when such Preference Shareholder no longer owns any Share; or

(b)	the consummation of a Qualified IPO.
13.	RIGHT OF FIRST REFUSAL

13.1	Before any Shares may be sold or otherwise transferred or Disposed of by any Ordinary Shareholder, any A Shareholder, any B Shareholder, any C Shareholder and/or any D Shareholders (“Selling Shareholder”) to any proposed purchaser or other transferee (“Proposed Transferee”), all the other Ordinary Shareholders (except the Minority Shareholders), A Shareholders, B Shareholders, C Shareholders and D Shareholders (“Remaining Shareholders”) shall have a right of first refusal (“Right of First Refusal”) to purchase such Shares (“Offered Securities”) in accordance with the terms of this Clause 13.

13.2	Before the transfer of any Offered Securities, the Selling Shareholder shall deliver to the Company and the Remaining Shareholders a written notice (“Transfer Notice”) stating:
(a)	the Selling Shareholder’s intention to sell or otherwise transfer or Dispose of such Offered Securities; and

(b)	the number of Offered Securities to be transferred to each Proposed Transferee.
The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities at the price for which the Selling Shareholder proposes to transfer the Offered Securities (“Offered Price”) to the Remaining Shareholders.

13.3	(a)	Each Remaining Shareholder shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (“Purchase Right Period”), to purchase its Pro Rata Share (as defined below) of all or any of such Offered Securities at the Offered Price and upon the same terms (or terms as similar as reasonably practicable) upon which the Selling Shareholder is proposing or is to Dispose of such Offered Securities, and the Selling Shareholder shall, upon receipt of the notice of purchase from a Remaining Shareholder, sell the Pro Rata Shares of the Offered Securities to such Remaining Shareholder pursuant to such terms. In respect of a Remaining Shareholder, its “Pro Rata Share” for the purposes of this Clause shall mean the ratio of (i) the number of Securities (on an as-if-converted basis) held by such Remaining Shareholder bears to (ii) the total number of Securities (on an as-if-converted basis) held by all the Remaining Shareholders.
(b)	The Selling Shareholder shall grant to the Remaining Shareholders the right of over-subscription of the Offered Securities if any other Remaining Shareholder fails to purchase its Pro Rata Share, the other Remaining Shareholders shall have the right (on a pro rata basis or such other basis as may be agreed among the Remaining Shareholders) to purchase up to the balance of the Offered Securities not so purchased. Such right of over-subscription may be exercised by any Remaining Shareholder by notifying the Selling Shareholder of its desire to purchase more than its Pro Rata Share. Oversubscription will be allocated based on the Pro Rata Share of the Remaining Shareholders electing to exercise this right.

(c)	Upon expiration of the Purchase Right Period, the Selling Shareholder will provide notice to each remaining Shareholders as to whether the Right of First Refusal has been exercised by any of the Remaining Shareholders and whether any of them intends to exercise the right of over-subscription (“Expiration Notice”).

13.4	If and to the extent any of the Offered Securities proposed in the Transfer Notice to be transferred are not purchased by the Remaining Shareholders after the expiration of the Purchase Right Period, then after the issue of the Expiration Notice and subject to the co-sale rights set forth in Clause 14, the Selling Shareholder may sell or otherwise transfer or Dispose of such Offered Securities which have not been purchased to the Proposed Transferee(s) at the Offered Price or at a higher price, which price, in the aggregate, shall be no more favourable than that has been offered to the Remaining Shareholders, and on terms and conditions that are no more favourable than those set forth by the Selling Shareholder in the Transfer Notice.

13.5	In the event that the Proposed Transferee(s) pay for the Offered Price in consideration other than in cash, the value of such consideration shall be appraised by a qualified asset appraisal firm approved by the Board of Directors.

13.6	The rights of a Shareholder under this Clause 13 shall terminate immediately prior to:
(a)	that point in time when such Shareholder no longer owns any Share in the Company; or

(b)	the consummation of a Qualified IPO.
14.	CO-SALE RIGHTS AND TRANSFERS TO COMPETITORS

14.1	In the event that any portion of the Offered Securities subject to Clause 13 are not purchased by the Remaining Shareholders by exercising their respective Rights of First Refusal pursuant to Clause 13 above and thereafter are to be sold to a Proposed Transferee, each Preference Shareholder who is not a Selling Shareholder and who has not exercised the Right of First Refusal (the “Co-Sale Preference Shareholder”) shall have the right to participate in any sale or Disposal to the Proposed Transferee upon the same terms and conditions as set forth by the Selling Shareholder in the Transfer Notice in accordance with the terms and conditions set forth in this Clause 14, provided that such Co-Sale Preference Shareholder shall convert all of its Preference Shares subject to such co-sale into Ordinary Shares, if required by the Proposed Transferee, prior to the completion of such sale pursuant to this Clause 14. Each Co-Sale Preference Shareholder shall exercise its co-sale right by delivering to the Selling Shareholder, within five (5) Business Days after receipt of the Expiration Notice, written notice of its intention to participate, specifying the number of the relevant Shares such Co-Sale Preference Shareholder desires to sell to the Proposed Transferee. At the closing of the transaction, such Co-Sale Preference Shareholder shall deliver one or more certificates representing the number of Ordinary Shares which it elects to sell hereunder together with instrument of transfer and other documents necessary for transfer of such Ordinary Shares to the Proposed Transferee, and the Selling Shareholder shall procure that the Proposed Transferee shall pay to such Co-Sale Preference Shareholder a pro rata amount of the purchase price payable by the Proposed Transferee. To facilitate the sale and delivery of share certificates representing such Shares of the Selling Shareholder, the Company undertakes to the Co-Sale Preference Shareholders that it shall effect and register the conversion of the A Shares, B Shares, C Shares and/or D Shares into Ordinary Shares for the purposes of this Clause 14, as the case may be, and provide relevant share certificates therefore to the Selling Shareholder as soon as practicable upon any request for conversion.
14.2	Each Co-Sale Preference Shareholder shall have the right to co-sell up to such number of Shares equal to the product of (1) the number of Offered Securities subject to the co-sale right hereunder multiplied by (2) a fraction, the numerator of which is the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) owned by such Co-Sale Preference Shareholder, and the denominator of which is (i) the number of the numerator plus (ii) the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) held by the Selling Shareholder and all other Co-Sale Preference Shareholders (if any). In the event that the Proposed Transferee desires to purchase a number of Shares different from the amount of the Offered Securities, the amount that the Proposed Transferee desires to purchase shall be substituted for Offered Securities in the above equation for the purpose of determining each Co-Sale Preference Shareholder’s co-sale rights.

14.3	If the Proposed Transferee refuses to purchase Shares from any Co-Sale Preference Shareholder exercising its rights of co-sale under this Clause 14, the Selling Shareholder shall not sell to the Proposed Transferee any Shares unless and until, simultaneously with such sale or transfer, such Selling Shareholder shall purchase such Shares from such Co-Sale Preference Shareholder on the same terms and conditions specified in the Transfer Notice.

14.4	The exercise or non-exercise of the co-sale right under this Clause 14 with respect to a particular sale or Disposal by any Selling Shareholder shall not adversely affect any Co-Sale Preference Shareholder’s right to participate in any subsequent sales or Disposals by any Selling Shareholder pursuant to this Clause 14.

14.5	Any sale, assignment or other transfer or Disposal of Offered Securities by any Selling Shareholder contrary to the provisions of this Agreement shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until such Selling Shareholder has satisfied the requirements of this Agreement with respect to such sale or Disposal.

14.6	The Right of First Refusal set forth in Clause 13 and the co-sale rights set forth in Clauses 14.1 to 14.5 shall not apply to transfers of Shares to:
(a)	if the Selling Shareholder is an Ordinary Shareholder, and the proposed transferee is a wholly-owned subsidiary or other Associate of the Selling Shareholder, or a wholly-owned subsidiary of the holding company of such Selling Shareholder, provided that the Shares shall be transferred back to the Selling Shareholder if the transferee ceases to be an Associate of the Selling Shareholder; or

(b)	any member(s) of Legend Group (if the Selling Shareholder is Legend or another member of Legend Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of the Legend Group; or

(c)	any member(s) of Authosis Group (if the Selling Shareholder is Authosis or another member of Authosis Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of the Authosis Group; or

(d)	any member(s) of New Stars Group (if the Selling Shareholder is New Stars or another member of New Stars Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of the New Stars Group; or

(e)	any member(s) of DCM Group (if the Selling Shareholder is DCM or another member of DCM Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of the DCM Group;

(f)	any member(s) of Hotung Group (if the Selling Shareholder is Huitung or another member of Hotung Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of the Hotung Group;

(g)	any member(s) of Georgian Pine Group (if the Selling Shareholder is Georgian Pine or another member of Georgian Pine Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of the Georgian Pine Group;

(h)	any member(s) of Bertelsmann Group (if the Selling Shareholder is Bertelsmann or another member of Bertelsmann Group), provided that the Shares shall be transferred back to the original transferor if the transferee ceases to be a member of Bertelsmann Group; or

(i)	any Principal, or the spouse or children (the “Family Members”) of the Principal or entities wholly and legally and beneficially owned by the Principals or their Family Members.

(each being a “Permitted Transferee”) provided that in each case the Selling Shareholder shall remain to be bound by this Agreement and the Permitted Transferee shall agree to be bound by this Agreement and that the Selling Shareholder shall procure that the Permitted Transferee shall not transfer its Shares except to the Selling Shareholder or other Permitted Transferee(s) of the Selling Shareholder in accordance with this Agreement.
14.7	The rights of a Preference Shareholder under Clauses 14.1 to 14.6 shall terminate immediately prior to:
(a)	that point of time when such Preference Shareholder no longer owns any Share of the Company; or

(b)	the consummation of a Qualified IPO.
14.8	Each certificate representing the Shares shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):
The securities represented by this certificate are subject to certain restrictions on transfer as set forth in a Shareholders’ Agreement dated as of July 8, 2009, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate.
14.9	The parties hereto agree that any Permitted Transferee of the Offered Securities under this Agreement shall be required to sign a deed of adherence confirming its agreement to be bound by this Agreement in relation to the Offered Securities thus purchased, as a condition of becoming a Shareholder of the Offered Securities.

14.10	Subject to the qualifications below, each Preference Shareholder shall not, and shall cause its Permitted Transferees not to, without the prior written consent of Proudview, Dispose of any of its Shares to any Proposed Transferee that carries out any business that is the same as, or in direct competition with, the Business or any other business of the Group Companies or to any third party acting on behalf of such person or entity (a “Competitor”).
(a)	During the first four (4) years after the Completion Date, in order to determine whether a Proposed Transferee is a Competitor, if Proudview determines in good faith that such Proposed Transferee is a Competitor, such determination shall be conclusive.

(b)	After the four (4) year anniversary of the Completion Date, Proudview may only withhold consent for a Disposal to a Competitor, if (i) within ten (10) business days of a request for consent, Proudview (or a third party designee) agrees to purchase any Shares being transferred or disposed on the same terms as offered to the Competitor and (ii) Proudview (or its third party designee) within 60 days closes such purchase of the Shares in question.
The provisions of this Clause 14.10 shall not in any way prejudice the rights set forth in (A) Clause 13 and (B) Clauses 14.1 through 14.9. This Clause 14.10 shall terminate immediately prior to the IPO.
15.	DRAG-ALONG RIGHT

15.1	In the event that at any time after forty-eight (48) months from the Completion, the holder(s) of sixty seven percent (67%) or more of the total issued and outstanding Shares of the Company (excluding Shares issued or issuable (i) pursuant to the ESOP or other incentive programs of the Company (if any) or (ii) to the Minority Shareholders) (the “Drag Along Requestors”) decide to conclude a Trade Sale, the price of which is based on a valuation of the Company of no less than US$25 per Ordinary Share (on an as-if-converted basis) and as appropriately adjusted for any subsequent stock splits, stock dividends, recapitalizations and the like) on an as-if-converted basis to any bona fide person or entity (“Acquirer”) (“Drag Along Event”), the Drag Along Requestors shall have the right to require all other Shareholders to sell and transfer all of their Shares and other Securities to the Acquirer and (if applicable) the benefit of all loans owing by any Group Company to the Shareholders on the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Drag Along Requestors offered to the Acquirer, by giving a notice (“Drag Along Notice”) to all other Shareholders, subject to and upon such terms and conditions as such Drag Along Requestors may reasonably require (including, for example, title to representations and warranties regarding the Group Companies from each Shareholder and indemnities from the Shareholders).

15.2	After receipt of the Drag Along Notice by the other Shareholders, all other Shareholders shall, and the Principals shall procure Proudview and all other Ordinary Shareholders to, sell and transfer to the Acquirer all (or part as designated in the Drag Along Notice) of their Shares and other Securities of the Company and (if applicable) the benefit of all (or part as designated in the Drag Along Notice) loans owing by any Group Company to the Shareholders. All other Shareholders shall sign and execute, and the Principals shall procure Proudview and all other Ordinary Shareholders and the Company to sign and execute, such documents, deeds and instruments as required by the Drag Along Requestors. All other Shareholders shall take such steps, and the Principals shall procure Proudview and all other Ordinary Shareholders and the Company to take such steps, as required by the Drag Along Requestors for the purposes of or in connection with such Drag Along Sale. The Ordinary Shareholders, the Preference Shareholders and the Principals hereof undertake jointly and severally that once they are aware of any prospects of an Acquirer making an offer, they shall not take any step or action which may result in such offer being frustrated or materially revised.

15.3	Upon receipt of the written Drag Along Notice that sets out the details including but not limited to the identity of the Acquirer, the price and payment terms of the Drag Along Event of the Drag Along Requestors, Proudview and each of the Preference Shareholders and the Principals shall execute, and shall procure all other Shareholders to execute, in favour of the Drag Along Requestors, a power of attorney in an agreed form authorising the Drag Along Requestors to sign all documents and take all steps for and on behalf of them in connection with the sale under this Clause 15.

15.4	If any Shareholder refuses to sell its Shares to the Acquirer in accordance with the Drag Along Notice, such Shareholder shall purchase or designate a third party to purchase the Shares held by such Drag Along Requestors subject to and upon the same terms and conditions as the Acquirer has offered.

16.	REDEMPTION

16.1	In the event that the Company fails to consummate an IPO or a Trade Sale prior to the fourth (4th) anniversary date of the Completion, any holder of Preference Shares shall have the right, at any time and from time to time commencing from the fourth (4th) anniversary date of the Completion, to require and demand the Company to redeem all (but not part) of its Preference Shares, and the Company shall redeem all of the holder’s Preference Shares within ninety (90) days from the date of the redemption notice given to the Company by the Preference Shareholders, unless a longer period of time is required under the relevant redemption notice.

16.2	The initial redemption money payable on each A Share (“Series A Redemption Amount”) is, subject to adjustment for combinations, consolidations, subdivisions, or stock splits or the like with respect to such shares, the total of:
(a)	any dividend relating to each A Share which has been declared by the Company but unpaid, to be calculated up to and including the Series A Redemption Date; and

(b)	approximately US$1.05 per A Share.
16.3	The initial redemption money payable on each B Share (“Series B Redemption Amount”) is, subject to adjustment for combinations, consolidations, subdivisions, or stock splits or the like with respect to such shares, the total of:
(a)	any dividend relating to each B Share which has been declared by the Company but unpaid, to be calculated up to and including the Series B Redemption Date; and

(b)	approximately US$4.21 per B Share for New Stars and DCM, or approximately US$3.79 per B Share for Legend and Authosis.
16.4	The initial redemption money payable on each C Share (“Series C Redemption Amount”) is, subject to adjustment for combinations, consolidations, subdivisions, or stock splits or the like with respect to such shares, the total of:
(a)	any dividend relating to each C Share which has been declared by the Company but unpaid, to be calculated up to and including the Series C Redemption Date; and

(b)	approximately US$7.68 per C Share.
16.5	The initial redemption money payable on each D-1 Share (“Series D-1 Redemption Amount”) is, subject to adjustment for combinations, consolidations, subdivisions, or stock splits or the like with respect to such shares, the total of:
(a)	any dividend relating to each D-1 Share which has been declared by the Company but unpaid, to be calculated up to and including the Series D Redemption Date; and

(b)	the Original Series D-1 Purchase Price, which is initially approximately US$8.61 per D-1 Share, provided that such price shall be adjusted based on the Cash Payment.
16.6	The initial redemption money payable on each D-2 Share (“Series D-2 Redemption Amount”, collectively with Series D-1 Redemption Amount, the “Series D Redemption Amount”) is, subject to adjustment for combinations, consolidations, subdivisions, or stock splits or the like with respect to such shares, the total of:
(a)	any dividend relating to each D-2 Share which has been declared by the Company but unpaid, to be calculated up to and including the Series D-2 Redemption Date; and

(b)	approximately US$7.68 per D-2 Share.
16.7	A Shareholders wishing to redeem their A Shares shall give the Company a notice (“Series A Redemption Notice”) at any time after the expiry of the said fourth-year period. The Series A Redemption Notice shall specify the number of A Shares to be redeemed (which shall be all the A Shares held by an A Shareholder at the time being), the date of the redemption (which shall be no less than thirty (30) days but within ninety (90) days from the date of the Series A Redemption Notice, “Series A Redemption Date”) and the place at which the certificates for the A Shares are to be presented for redemption. Upon receipt of this Series A Redemption Notice, the Company shall notify the B Shareholders, the C Shareholders and the D Shareholders within five (5) business days that it has received such Series A

Redemption Notice. B Shareholders and/or C Shareholders and/or D Shareholders wishing to redeem their B Shares or C Shares or D Shares, as the case may be, at that time shall then give the Company not less than 30 days’ notice to also redeem their B Shares, C Shares or D Shares on the same redemption date as the Series A Redemption Date.
16.8	Redemption of the B Shares is effected by the holder thereof giving the Company a notice (“Series B Redemption Notice”) at any time after the expiry of the said fourth-year period, which shall specify the number of B Shares to be redeemed (which shall be all the B Shares held by the holder of B Shares at the time being), the redemption date (which shall be no less than thirty (30) days but within ninety (90) days from the date of the Series B Redemption Notice, “Series B Redemption Date”) and the place at which the certificates for the B Shares are to be presented for redemption.

16.9	Redemption of the C Shares is effected by the holder thereof giving the Company a notice (“Series C Redemption Notice”) at any time after the expiry of the said fourth-year period, which shall specify the number of C Shares to be redeemed (which shall be all the C Shares held by the holder of C Shares at the time being), the redemption date (which shall be no less than thirty (30) days but within ninety (90) days from the date of the Series C Redemption Notice, “Series C Redemption Date”) and the place at which the certificates for the C Shares are to be presented for redemption.

16.10	Redemption of the D-1 Shares is effected by the holder thereof giving the Company a notice (“Series D-1 Redemption Notice”) at any time after the expiry of the said fourth-year period, which shall specify the number of D-1 Shares to be redeemed (which shall be all the D-1 Shares held by the holder of D-1 Shares at the time being), the redemption date (which shall be no less than thirty (30) days but within ninety (90) days from the date of the Series D-1 Redemption Notice, “Series D-1 Redemption Date”) and the place at which the certificates for the D-1 Shares are to be presented for redemption.

16.11	Redemption of the D-2 Shares is effected by the holder thereof giving the Company a notice (“Series D-2 Redemption Notice”) at any time after the expiry of the said fourth-year period, which shall specify the number of D-2 Shares to be redeemed (which shall be all the D-2 Shares held by the holder of D-2 Shares at the time being), the redemption date (which shall be no less than thirty (30) days but within ninety (90) days from the date of the Series D-2 Redemption Notice, “Series D-2 Redemption Date”) and the place at which the certificates for the D-2 Shares are to be presented for redemption.

16.12	On the relevant Redemption Date the holder of the Preference Shares who has served the redemption notice is bound to deliver to the Company at the place stated in the redemption notice the certificate (or certificates) for those shares to be redeemed (or, in the case of lost certificates, an indemnity in a form reasonably satisfactory to the Directors). On receipt, the Company shall pay to the holder (or, in the case of joint holders, to the holder whose name stands first in the register in respect of the Preference Shares) the redemption money due to it.

16.13	If the number of Preference Shares which could be redeemed to the extent permitted by law is less than the number of Preference Shares requested to be redeemed in the redemption notice, the Company shall redeem such number of Preference Shares to the maximum extent permitted by law, and the excess number of Preference Shares not being redeemed shall be redeemed by the Company as soon as the Company has available funds or assets to effect such redemption, provided that the D Shareholders shall receive the Series D Redemption Amount prior and in preference to the C Shareholders, the B Shareholders and A Shareholders; after the D Shareholders have received the Series D Redemption Amount in full, the C Shareholders shall receive the Series C Redemption Amount out of the remaining funds of the Company, if any, prior and in preference to the B Shareholders and the A Shareholders; after the D Shareholders and the C Shareholders have received their respective redemption money in full, the B Shareholders shall receive the Series B Redemption Amount out of the remaining funds of the Company, if any, prior and in preference to the A Shareholders; after the D Shareholders, the C Shareholders and B Shareholders have received their respective redemption money in full, the A Shareholders shall receive the Series A Redemption Amount out of the remaining funds of the Company, if any..

16.14	If the Company does not have sufficient funds or assets or is otherwise unable for any reason to redeem all of the D Shares requested to be redeemed in the Series D Redemption Notice on the Series D Redemption Date, then the D Shareholders shall have the right to request the Company to (i) convert the remaining portion of the Series D Redemption Amount outstanding into debt of the Company payable on the six (6) months anniversary date of the Series D Redemption Date or payable in accordance with a payment schedule mutually agreed by the Company and the D Shareholders requesting the redemption; or (ii) be liquidated immediately, under which circumstance, the D Shareholders shall be entitled to be paid the higher of (A) the D Preference Amount (as defined below) (provided that the D-1 Preference Amount shall be adjusted based on the Cash Payment) and (B) the outstanding Series D Redemption Amount (provided that the Series D-1 Redemption Amount shall be adjusted based on the Cash Payment), on a pari passu basis among themselves.

17.	LIQUIDATION

17.1	If a Liquidation Event occurs, distributions to the members of the Company shall be made in the following manner:
(a)	Each holder of the D-1 Shares shall be entitled to receive out of the assets of the Company available for distribution to its Shareholders, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares, A Shares, B Shares, C Shares and any other class or series of shares of the Company, the amount equals to 120% of the Original Series D-1 Purchase Price, which shall initially be approximately US$10.33 for each D-1 Share, (as said Original Series D-1 Purchase Price may be adjusted based on the Cash Payment and/or for combinations, consolidations, subdivisions, or stock splits or the like), plus all declared but unpaid dividends and distributions on such D-1 Shares (the “D-1 Preference Amount”). Each holder of the D-2 Shares shall be entitled to receive out of the assets of the Company available for distribution to its Shareholders, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares, A Shares, B Shares, C Shares and any other class or series of shares of the Company, the amount of approximately US$9.216 (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all declared but unpaid dividends and distributions on such D-2 Shares (the “D-2 Preference Amount”, collectively with the D-1 Preference Amount, the “D Preference Amount”).

(b)	After the Company made payment of the D Preference Amount to the D Shareholders, each holder of the C Shares shall be entitled to receive out of the remaining assets or surplus funds of the Company available for distribution to its Shareholders, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares, A Shares, B Shares, and any other class or series of shares of the Company, the amount of approximately US$7.68 for each C Share (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all declared but unpaid dividends and distributions on such C Shares (collectively, the “C Preference Amount”).

(c)	After the Company made payment of the D Preference Amount to the D Shareholders and the C Preference Amount to the C Shareholders, each holder of the B Shares shall be entitled to receive out of the remaining assets or surplus funds of the Company available for distribution to its Shareholders, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares, the A Shares and any other class or series of shares of the Company, the amount of approximately US$4.21 for each B Share for New Stars and DCM, and approximately US$3.79 for each B Share for Legend and Authosis (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all declared but unpaid dividends and distributions on such B Shares (collectively, the “B Preference Amount”).

(d)	After the Company made payment of the D Preference Amount to the D Shareholders, the C Preference Amount to the C Shareholders, and the B Preference Amount to the B Shareholders, each holder of the A Shares shall be entitled to receive out of the remaining assets or surplus funds of the Company available for distribution to its Shareholders, prior and in preference to any distribution of any assets or surplus funds of the Company to the holders of the Ordinary Shares and any other class or series of shares of the Company, the amount of approximately US$1.05 for each A Share (as said price may be adjusted for combinations, consolidations, subdivisions, or stock splits or the like), plus all declared but unpaid dividends and distributions on such A Shares.

(e)	All declared but unpaid dividends and distributions on Preference Shares shall be calculated up to and including the date of commencement of the Liquidation Event.

(f)	If the assets and surplus funds distributable among the holders of D Shares are insufficient to permit the payment for the D Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders shall be distributed ratably among the holders of D Shares in proportion to the number of D Shares owned by each such holder.

If after the payment of the D Preference Amount, the assets and surplus funds distributable among the holders of C Shares are insufficient to permit the payment for the C Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders (after the payment of the D Preference Amount) shall be distributed ratably among the holders of C Shares in proportion to the number of C Shares owned by each such holder.

If after the payment of the D Preference Amount and the C Preference Amount, the assets and surplus funds distributable among the holders of B Shares are insufficient to permit the payment for the B Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders (after the payment of the D Preference Amount and the C Preference Amount) shall be distributed ratably among the holders of B Shares in proportion to the number of B Shares owned by each such holder.

If after the payment of the D Preference Amount, the C Preference Amount and the B Preference Amount, the assets and surplus funds distributable among the holders of A Shares are insufficient to permit the payment for the A Preference Amount, then the entire assets and surplus funds of the Company available for distribution to such holders (after the payment of the D Preference Amount, the C Preference Amount and the B Preference Amount) shall be distributed ratably among the holders of A Shares in proportion to the number of A Shares owned by each such holder.

(g)	After the payment of the D Preference Amount, the C Preference Amount, the B Preference Amount and the A Preference Amount have been made pursuant to this Clause 17.1, the remaining assets and funds of the Company available for distribution to members shall be distributed pro rata among all the holders of Ordinary Shares and all the holders of Preference Shares (as if all shares of the A Shares, B Shares, C Shares and D Shares had been converted into Ordinary Shares at the then effective conversion price immediately prior to the Liquidation Event).
18.	CORPORATE SHAREHOLDER

18.1	The Principals and Proudview jointly and severally warrant, represent and undertake to the Preference Shareholders that:
(a)	as at the date hereof, the Principals are the direct or indirect beneficiary owners of Proudview’s interests and the details of Proudview set forth in Schedule 2 of the Subscription Agreement are true and accurate;

(b)	during the term of this Agreement, except with the prior written consent of the Preference Shareholders holding at least 50% of the then outstanding Preference Shares and subject to Clause 18.2, each of the Founders may not Dispose or Encumber on his shares (or interest therein) in Proudview prior to the 4th anniversary date of the Completion, other than transfer to his Associates provided that the Shares shall be transferred back to such Founder if the transferee ceases to be an Associate of such Founder.
18.2	The Disposal or Encumbrance (including but not limited to any form of options, derivatives or voting arrangement) by any of the Principals of any of his/her shares (or interest therein) in Proudview shall be deemed to be a Disposal or Encumbrance by Proudview of a proportionate amount of Ordinary Shares held by Proudview in the Company and attributable to such Principal, and such Principal agree to comply with the provisions in Clauses 12 and 13 in relation to Disposal of such shares (or interest therein) in Proudview, mutatis mutandis.

19.	INITIAL PUBLIC OFFERING

19.1	The Company will, and the Principals shall use their best endeavours to procure the Company to seek Qualified IPO or a Trade Sale within four (4) years from the date of the Completion .

19.2	The Preference Shareholders shall be entitled to the registration rights set out in Schedule 3. Such registration rights shall terminate upon (a) the fifth anniversary of the closing of an IPO or Qualified IPO, or (b) such earlier time at which all Registrable Securities (as defined in Schedule 3) held by such Preference Shareholder (and any Associate of the Preference Shareholder with whom such Preference Shareholder must aggregate its sales under Rule 144 of the Securities Act) proposed to be sold may be sold under Rule 144 of the Securities Act in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

19.3	In the event that the Company (or as the case may be, the relevant entity resulting from any merger, reorganisation or other arrangements made by the Company for the purposes of public offering) intends to effect an IPO outside of the United States of America, the parties hereto agree that the Preference Shareholder shall, to the extent permitted by the relevant laws, regulations and rules of the relevant stock exchange, have the same registration rights or rights as similar to such registration rights as permissible under the relevant laws, regulations and rules.

20.	RESTRICTIVE COVENANTS

20.1	The Founders hereof acknowledge that the Preference Shareholders agree to invest in the Company and become a Preference Shareholder on the basis of continued and exclusive services of and full devotion and commitment by the Founders to the Group Companies, and agree that the Preference Shareholders should have reasonable assurance of such basis of investment. Each of the Founders hereof jointly and severally undertakes to the Preference Shareholders that neither he nor any of his Associates, his nominees, trustees or the like will directly or indirectly:
(a)	during the Relevant Period and for a period of two years after the Relevant Period (collectively “Restriction Period”), participate, assist, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, alone or in concert with others, which is in competition with the business carried on by any Group Company at any time during the Restriction Period, except that the Founders may spend no more than 30% of his working time for his position in Autoworld Media Group Limited or the Subsidiaries and the Associates of Autoworld Media Group Limited;

(b)	during the Restriction Period, solicit in any manner any person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c)	during the Restriction Period, solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company;

(d)	at any time disclose to any person, or use for any purpose (except for the ordinary business of the Group Companies), any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

(e)	Dispose of any equity interest in Proudview to any third party prior to the IPO, unless prior written agreement has been obtained from all other Shareholders (excluding the Minority Shareholders).

20.2	Each undertaking in paragraphs (a), (b), (c), (d) and (e) of Clause 20.1 shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected.

20.3	Each Founder hereby expressly acknowledges and declares that he has duly considered the undertakings set out in Clause 20.1 and considers that they are reasonable in the circumstances, and warrants and undertakes to the Preference Shareholders that he shall not challenge or query the validity and enforceability of these undertakings.

20.4	For the purposes of this Clause 20, “Relevant Period” means, in relation to a Founder and/or his Associates, nominees, trustees or the like, the period during which such Founder or his Associates, nominees, trustees or the like is a shareholder, director, employee and/or has any direct or indirect interest (legal or beneficial) in the capital of any of the Group Companies.

20.5	Without prejudice to any rights or remedies of the Preference Shareholders under law, if any of the Founders is in breach of Clause 20.1(c), any Key Employee (as defined in the Subscription Agreement) of any Group Company is solicited or enticed away, such defaulting Founder shall be liable to pay to the Subscribers (as defined in the Subscription Agreement) on demand the liquidated damages for each defaulting event in an aggregate amount of RMB1,000,000. For the purpose of this Clause 20.5, “each defaulting event” means any solicitation or enticement of any one Key Employee of any Group Company by the Founder on one occasion. If certain number of Key Employees are solicited or enticed away on one occasion, then the liquidated damages shall be the number of Key Employees being solicited or enticed away multiple RMB1,000,000. The parties agree that this sum is paid as liquidated damages and not as penalty, and agree that this sum is a genuine pre-estimate in good faith of the loss suffered by the Subscribers in such circumstances.

20.6	No transfer, sale, pledge, mortgage, charge, disposal of or encumbrance of any Share or interest in the Company or Group Companies by any Shareholder shall take place except in accordance with this Agreement.

21.	TERMINATION

21.1	This Agreement shall continue in full force and effect until the earlier of the following:
(a)	the Company has been dissolved, wound up or otherwise ceases to exist as a separate corporate entity; or

(b)	the consummation of a Qualified IPO (including for this purpose an IPO by way of a reverse takeover).
21.2	Notwithstanding the provision of Clause 21.1, the registration rights under

Schedule 3 shall be terminated in accordance with Schedule 3 or Clause 19.2, whichever is the later.

21.3	Termination of this Agreement shall not release any party from any liability which at the time of termination has already accrued to the other parties or any liability arising or maturing after such termination as a result of any breach, omission committed or omitted prior to such termination.

22.	SEVERABILITY

If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23.	ENTIRE AGREEMENT

Except as otherwise specified in this Agreement, this Agreement constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous term sheets, proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and replaces all other agreements between and among any of the parties with respect to the subject matter hereof, including but not limited to the Old Shareholders’ Agreement dated earlier than this Agreement. No party hereto has relied or is entitled to rely on any such term sheets, proposals, representations, warranties, agreements or undertakings.

24.	NATURE OF THIS AGREEMENT

In the event of any conflict between the provisions of the Agreement and the terms of the Memorandum and Articles of Association of the Company, the provisions of this Agreement shall prevail and, if any of the parties hereto shall so require, the Memorandum and Articles of Association of the Company shall be revised so as to reflect the provisions of this Agreement.

25.	TIME

25.1	Time shall be of the essence of this Agreement.

25.2	No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

26.	ASSIGNMENT AND COUNTERPARTS

26.1	This Agreement shall be binding on and endure for the benefits of the parties hereto, and their respective successors and assigns.

26.2	Legend may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the Legend Group; Authosis may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the Authosis Group; New Stars may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the New Stars Group; DCM may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the DCM Group; Huitung may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the Hotung Group; Georgian Pine may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the Georgian Pine Group; Bertelsmann may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of the Bertelsmann Group, provided (i) each of Legend, Authosis, New Stars, DCM, Huitung, Georgian Pine and Bertelsmann shall notify the Company and Proudview of its proposed transfer and assignment in advance, (ii) each transferee or assignee shall be required to sign a deed of adherence confirming its agreement to be bound by this Agreement in relation to the Preference Shares thus purchased, as a condition of becoming a Preference Shareholder of the Company, and (iii) the Preference Shares shall be transferred back to the original transferor if the transferee or assignee ceases to be a member of Legend Group, Authosis Group, New Stars Group, Hotung Group, DCM Group, Georgian Pine Group or Bertelsmannn Group (as the case may be).

26.3	Any of the Principals may assign or transfer any of his rights, benefits and obligations of and in this Agreement to his Associate.

26.4	Save as aforesaid, and save as provided herein, no party hereto may assign or transfer any of his or its rights or obligations under this Agreement.

26.5	This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

27.	PROCEEDS OF SUBSCRIPTION

27.1	The parties acknowledge and agree that the proceeds of the subscription for the D Shares under the Subscription Agreement shall be used, in accordance with the directions of the Company’s Board of Directions, as it shall be constituted in accordance herein, for growth and expansion capital, capital expenditures and general working capital of the Group Companies. The aforesaid proceeds shall not by any means be used in the payment of any debt of the Company or its subsidiaries held by any shareholders without the prior consent of the Preference Shareholders.

27.2	Within ten (10) Business Days after the Completion, the subscription price for the D Shares under the Subscription Agreement shall be paid, in lump sum, into account number 368-109-1268-2 at Standard Chartered Bank in Hong Kong (the “Account”), upon failure of which Bertelsmann shall be subject to the payment set forth in Clause 8.2 of the Subscription Agreement.

28.	NOTICES AND OTHER COMMUNICATION

28.1	Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile or sent by an established courier service to the address or fax number from time to time designated, the initial address and fax number so designated by each party being set out in Schedule 2. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement. If so delivered by hand or given by facsimile such notice or communication shall be deemed received on the date of despatch and if so sent by an established courier service shall be deemed received three (3) Business Days after the date of despatch.

28.2	Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed, but the absence of such confirmation shall not affect the validity of any such communication.

29.	GOVERNING LAW AND JURISDICTION

29.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

29.2	Any dispute, controversy or claim arising out of or relating to this contract, or the breach, termination or invalidity thereof shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force at the date of this contract.

29.3	The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules, with one (1) arbitrator to be appointed by one disputing party(ies), one (1) arbitrator to be appointed by the other disputing party(ies), and the third arbitrator to be agreed by both sides of disputing parties. If they fail to reach such an agreement on the third arbitrator, the Hong Kong International Arbitration Centre shall appoint the third arbitrator.

30.	AMENDMENTS AND WAIVERS

Any term of this Agreement may be amended only with written consent of each of (i) the Company and (ii) the holder(s) representing at least sixty-seven percent (67%) of the issued and outstanding Shares of the

Company (excluding the Shares issued or issuable to the Minority Shareholders). The observance thereof may be waived only by the written consent of (i) as to the Company, only by the Company; (ii) as to the holders of A Shares or B Shares or C Shares or D Shares, by Person(s) holding at least 67% of the A Shares or B Shares or C Shares or D Shares, respectively; provided, however, that any holder of A Shares or B Shares or C Shares or D Shares may waive any of its rights hereunder solely with respect to itself without obtaining the consent of any other holder of A Shares or B Shares or C Shares or D Shares; and (iii) as to the Ordinary Shareholders, by Person(s) holding at least 67% of the Ordinary Shares (excluding the Ordinary Shares issued to the Minority Shareholders and the Ordinary Shares issued upon conversion of the Preference Shares); provided, however, that any Ordinary Shareholder may waive any of its rights hereunder solely with respect to itself without obtaining the consent of any other Ordinary Shareholder. Any amendment or waiver effected in accordance with this Clause shall be binding upon the parties and their respective successors and assigns.

31.	NO ANTI-DILUTION ON CASH PAYMENT

The parties hereto agree that in the event of the Cash Payment as set forth in Clause 3.3 of the Subscription Agreement, the D-1 Shares shall not be deemed to have been issued at a price lower than the original purchase price of the D-2 Shares and C Shares, and shall not result in adjustment of conversion price of the D-2 Shares and C Shares as set forth in Articles 24 to 31 of the Memorandum and Articles of Association.

32.	MISCELLANEOUS

32.1	The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

32.2	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

32.3	If this Agreement is terminated or rescinded for whatsoever reason, all further rights and obligations of the parties hereto shall cease to have effect upon such termination or rescission except that the termination or rescission will not affect the then accrued rights and obligations of the parties.

32.4	If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.
-EXECUTION PAGE FOLLOWS-

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED by LI Bin

/s/ LI Bin

SIGNED by QU Weihai

/s/ QU Weihai

SIGNED for and on behalf of
PROUDVIEW LIMITED

By:	/s/ LI Bin
Name:	LI Bin
Title:	Director

SIGNED for and on behalf of
BITAUTO HOLDINGS LIMITED

By:	/s/ LI Bin
Name:	LI Bin
Title:	Director
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED for and on behalf of
LC FUND II

By:	/s/ LC FUND II
Name:
Title:
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED for and on behalf of
AUTHOSIS CAPITAL INC.

By:	/s/ Authosis Capital Inc.
Name:
Title:
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED for and on behalf of
NVCC CHINESE NEW STARS I PARTNERSHIP

By:	/s/ NVCC Chinese New Stars I
Partnership
Name:
Title:
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

DCM IV, L.P.
DCM AFFILIATES FUND IV, L.P.

By:	DCM Investment Management IV, L.P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Mathew C. Bonner
Matthew C. Bonner, an authorized signatory

DCM IV, L.P.

By:	DCM Investment Management IV, L.P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Mathew C. Bonner
Matthew C. Bonner, an authorized signatory

DCM AFFILIATES FUND IV, L.P.

By:	DCM Investment Management IV, L.P.
its General Partner

By:	DCM International IV, Ltd.
its General Partner

By:	/s/ Mathew C. Bonner
Matthew C. Bonner, an authorized signatory
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED for and on behalf of
GEORGIAN PINE INVESTMENTS LP

By:	/s/ Richard Chang
Name:	Richard Chang
Title:	Managing Partner
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED for and on behalf of
HUITUNG INVESTMENTS (BVI) LIMITED

By:	/s/ Tsui Hui Huang
Name:	Tsui-Hui Huang
Title:	President
Signature Page to Shareholders Agreement — Bitauto

     IN WITNESS whereof the parties executed this Agreement the day and year first above written.

SIGNED for and on behalf of
BERTELSMANN ASIA INVESTMENTS AG

By:	/s/ Erich Kalt
Name:	Erich Kalt
Title:	Authorized Signatory
Signature Page to Shareholders Agreement — Bitauto

SCHEDULE 1
GROUP COMPANIES

A. OFFSHORE COMPANIES

Bitauto Holdings Limited

1.	Registered Office:	Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands

2.	Date of Incorporation:	October 21, 2005

3.	CR Number:	156792

4.	Place of Incorporation:	Cayman Islands

5.	Current Directors:	Li Bin, Liu Er Hai, Qu Wei Hai, Yuan Shuan and Lu Rong

Proudview Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	P.O. Box 957 offshore incorporations Centre, Road Town, Tortola, British Virgin Islands

3.	Date of Establishment:	July 8, 2005

4.	Place of Incorporation:	British Virgin Islands

5.	Director:	Li Bin

B. PRC COMPANIES

Beijing Bitauto Internet Information Company Limited

1.	Type of Entity:	Wholly Foreign Owned Enterprise

2.	Legal Address:	D/E/F/G/H/J Unit, 10th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian district, Beijing, PRC

3.	Date of Establishment:	January 20, 2006
SCHEDULE 1

1

4.	Place of Incorporation:	PRC

5.	Registered Capital:	US$14,000,000

6.	Legal Representative:	Li Bin

Beijing C&I Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 651, 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian district, Beijing, PRC

3.	Date of Establishment:	December 30, 2002

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 10,000,000

6.	Legal Representative:	Li Bin

Beijing Bitauto Information Technology Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 657, 6th Floor, Office Building of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian district, Beijing, PRC

3.	Date of Establishment:	November 30, 2005

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB10,000,000

6.	Legal Representative:	Li Bin

Beijing A&I Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 661, 6th Floor, Office Building of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian district, Beijing, PRC

3.	Date of Establishment:	November 30, 2005
SCHEDULE 1

1

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 10,000,000

6.	Legal Representative:	Qu Weihai

Beijing Carsfun Media Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 555, 5th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian district, Beijing, PRC

3.	Date of Establishment:	May 17, 2005

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Zhu Jinsong

Beijing New Line Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 553, 5th Floor, Office Building 3 of New Century Hotel, No.6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	June 8, 2006

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Qu Weihai
SCHEDULE 1

2

Beijing Brainstorm Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 754, 7th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	February 10, 2006

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Qu Weihai

Jiangsu Auto Alliances Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 21, Zheng Xing Ye Road, Guo Zhuang, Jurong Jiangsu, PRC

3.	Date of Establishment:	May 9, 2007

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 5,000,000

6.	Legal Representative:	Li Bin

Shanghai Cheng Chen Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 406, No. 53 of 749 Lane, Tianmu Middle Road, Shanghai, PRC

3.	Date of Establishment:	December 30, 2006

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Cheng Ningning
SCHEDULE 1

3

Che Zhi Meng (Beijing) Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 5302, Xiyuan Hotel, No. 1 of Sanlihe Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	April 1, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 100,000

6.	Legal Representative:	Tao Gang

Beijing Auto Alliances Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite A 401-403, 4th Floor, Building 4, District 9 of Hepingli, Dongcheng District, Beijing, PRC

3.	Date of Establishment:	February 27, 2006

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 5,000,000

6.	Legal Representative:	Guo Peng

Shanghai You Shi Advertising Communication Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 8352, 3rd Floor, No. 557 of Dalian West Road, Shanghai, PRC

3.	Date of Establishment:	December 24, 2001

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 3,000,000

6.	Legal Representative:	Chen Xiangyu
SCHEDULE 1

4

Chongqing Chenxing Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	No. 9, 6th Floor, No. International Chamber of Commerce, 78 of Yangheyi Country, Jiangbei District, Chongqing, PRC

3.	Date of Establishment:	December 17, 2007

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 1,000,000

6.	Legal Representative:	Qu Weihai

Beijing Radio Alliance Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 958, 9th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	July 10, 2007

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 1,000,000

6.	Legal Representative:	Yu Qingmu

Beijing Bitauto Interactive Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 561, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	December 12, 2007

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 5,000,000

6.	Legal Representative:	Zhu Jinsong
SCHEDULE 1

5

Beijing Auto Times Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 957, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing

3.	Date of Establishment:	December 12, 2007

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 1,000,000

6.	Legal Representative:	Li Bin

Beijing Bitauto Linkage Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 559, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	December 12, 2007

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 1,000,000

6.	Legal Representative:	Li Bin

Beijing Auto Reach Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 1051, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	January 28, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Zhu Jinsong
SCHEDULE 1

6

Beijing Auto Communication Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 656, 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	February 19, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Li Bin

Beijing Auto Radio Advertising Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 660, 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	July 8, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Yu Qingmu

Beijing Easy Reach Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 654, 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	February 19, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 2,000,000

6.	Legal Representative:	Lin Bin
SCHEDULE 1

7

You Jie Wei Ye (Beijing) Culture Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 960, 9th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	February 2, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 5,000,000

6.	Legal Representative:	Wang Shengde

Beijing Easy Auto Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 658, 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	March 7, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Li Bin

Beijing Auto Radio Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 959, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	January 31, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Yu Qingmu
SCHEDULE 1

8

Beijing Auto Culture Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 655, 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	March 7, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Li Bin

Shanghai Max Vision Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	D49, No. 107 of 421 Lane, Siping Road, Hongkou District, Shanghai, PRC

3.	Date of Establishment:	December 5, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 1,000,000

6.	Legal Representative:	Qu Weihai

Shanghai Max TV Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	D50, No.107 of Lane 421, Si Ping Road, Hongkou District, Shanghai, PRC

3.	Date of Establishment:	December 5, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 1,000,000

6.	Legal Representative:	Zhu Jinsong
SCHEDULE 1

9

Beijing You Jie Information Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Suite 755, 7th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC

3.	Date of Establishment:	July 11, 2008

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Dai Kun

Jurong Bo Da Culture Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Xingye Street, Guozhuang Town, Jurong City

3.	Date of Establishment:	March 4, 2009

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 100,000

6.	Legal Representative:	Qu Weihai

Xuzhou Xun Mei Culture Media Company Limited

1.	Type of Entity:	Limited Liability Company

2.	Legal Address:	Finance Institution Yard, Yaoji Town,Suining County, Xuzhou City, Jiangsu Province

3.	Date of Establishment:	March 9, 2009

4.	Place of Incorporation:	PRC

5.	Registered Capital:	RMB 500,000

6.	Legal Representative:	Zhu Jinsong
SCHEDULE 1

10

Branches of Beijing Bitauto Interactive Advertising Company Limited

Date of
Commencement
	Name of Branch	Registered Address	Person-in-charge	Operation
1.	Chongqing Branch	No. 9, Building 6, No. 78 Yang He Yi Cun, Jiang Bei District, Chongqing	Haibo CAO	February 29, 2008

2.	Dongguan Branch	Room 926, Jun Hai Business Center, Gang Bei, Dongcheng District, Dongguan	Jie YU	November 17, 2008 to December 11, 2027

3.	Fuzhou Branch	Uni 2604A, Li Bao Tian Ma Square, No.1 Wu Yi North Road, Gu Lou District, Fuzhou	Jie YU	November 14, 2008

4.	Xi’an Branch	601, 6th Floor, No. 50 Gao Xin Road, Gao Xin District, Xi’an	Kefeng YU	February 28, 2008

5.	Suzhou Branch	Room 520, No. 93 Gan Jiang West Road, Suzhou	Yang HUAI	October 10, 2008

6.	Changsha Branch	Room 2012, Jian Hong Da Xian Dai Cheng, No. 479 First Phase, Fu Rong Middle Road, Kaifu District, Changsha	Yang HUAI	September 25, 2008 to May 15, 2009

7.	Chengdu Branch	No. 611, A District, 6th Floor, Sichuan Gao Su Building, No. 90 Xi Yi Duan, 2nd Round Road, Chengdu	Li TONG	September 9, 2008

8.	Dalian Branch	Room 1125, No. 18, Zhonghua South Road, Gan Jing Zi District, Dalian	Li TONG	November 5, 2008

9.	Hefei Branch	Room 414, Unit A, Fortune Square, No. 278 Sui Xi Road, Hefei	Li TONG	September 24, 2008

10.	Taiyuan Branch	7M, Sai Ge Digital Sicence and Technology Square, No. 14, Ping Yang Road, Xiao Dian District, Taiyuan	Li TONG	October 21, 2008

11.	Shijiazhuang Branch	No. 491, Zhong Hua South Road, Qiao Xi District, Shijiazhuang	Li TONG	September 9, 2008

12.	Haerbin Branch	Room 1203, Fu Te Si Building, No. 85, Pu Jiang Road, Nan Gang District, Haerbin	Li TONG	September 9, 2008 to December 11, 2027

13.	Shenyang Branch	Room 1201, Shi Hua Building No. 17, Chang Jiang Road, Gu Su District, Shenyang	Li TONG	September 18, 2008

14.	Nanjing Branch	Room 2206, No. 218, Zhong Shan East Road, Bai Xia District, Nanjing	Yang HUAI	September 16, 2008

15.	Changchun Branch	Room 1710, Unit A, Zhong Yin Building, No. 727 Xi An Great Street, Chaoyang District, Changchun	Li TONG	September 12, 2008 to December 11, 2027

16.	Kunming Branch	Room 204, 19th Floor, Building B, Ao Cheng Building, Wei Yuan Street, Re Min Middle Road, Kunming	Yang HUAI	October 6, 2008

17.	Hangzhou Branch	Room 509, No. 181, Hua Yuan Gang Street, Gong Shu District, Hang Zhou	Guoying Zhou	November 27, 2008

18.	Shenzhen Branch	1111-12, No. 1 Building, Xin Wen Building, Shen Nan Middle Road, Fu Tian District, Shenzhen	Wenfang WU	October 22, 2008 to October 22, 2013

19.	Nanchang Branch	Room 2402, 24th Floor, Building B, Fortune Square, No. 357, Ba Yi Great Street, Dong Hu District, Nanchang	Jie YU	September 17, 2008
SCHEDULE 1

11

Date of
Commencement
	Name of Branch	Registered Address	Person-in-charge	Operation
20.	Wuhan Branch	Room 3015A, 30th Floor, World Trade Building, Jiang Han District, Wuhan	Jun WANG	May 26, 2008

21.	Guangzhou Branch	Room 1502, 1506, 1508, No. 111-115, Si You Xin Ma Road, Yue Xiu District, Guangzhou	Jie YU	April 29, 2008 to December 11, 2027

22.	Shanghai Branch	Room 2009-2010, Building B, No. 547, Tian Mu West Road, Shanghai	Guoying Zhou	March 26, 2008 to December 11, 2027

23.	Ningbo Branch	8-2, No. 33, Lane 58, Cai Hong Road South, Jiang Dong District, Ningbo	Guoying Zhou	March 3, 2009

24.	Foshan Branch	Room 08,09, Floor 13, Baihua Plaza, No.33, Zu Miao Road, Chan Cheng District, Foshan	Jie YU	April 15, 2009

25.	Tianjin Branch	Room 2110, No.338, An Shan Road West, Nan Kai District	Li TONG	December 9, 2008
Branches of Beijing C&I Advertising Company Limited

Date of
Commencement
	Name of Branch	Registered Address	Person-in-charge	Operation
1.	Chongqing Branch	No. 6, Building 6, International Commerce Center, Yang He Yi Cun, Jiang Bei District, Chongqing	Liye XIAO	May 28, 2007

2.	Wuhan Branch	Room 13, 37th Floor, World Trade Building, No. 868, Jie Fang Road, Jiang Han District, Wuhan	Yang HU	February 5, 2005

3.	Shanghai Branch	Room 2006- 2008, Building B, No. 547, Tian Mu West Road, Shanghai	Yang HU	October 14, 2004 to December 29, 2022

4.	Guangzhou Branch	Room 518, No. 111-115, Si You Xin Ma Road, Yue Xiu District, Guangzhou	Liye XIAO	October 26, 2004 to December 29, 2022

Branches of Beijing Radio Alliance Advertising Company Limited

Date of
Commencement
	Name of Branch	Registered Address	Person-in-charge	Operation
1.	Guangzhou Branch	Room 1503, No111-115, Shi You Xin Ma Road, Yue Xiu District, Guangzhou	Fang ZHAO	February 20, 2008

2.	Shanghai Branch	Room 2011, Building B, No.547, Tian Mu West Road, Shanghai	Liming CAO	April 22, 2008

3.	Shandong Branch	Room 236, Building 2, No.57, West Road, Bei Xiao Xin Village, Huai Yin District, Jinan	Guang CHEN	April 25, 2008
Beijing Auto Radio Media Company Limited

Date of
Commencement
	Name of Branch	Registered Address	Person-in-charge	Operation
1.	Chengdu Branch	10th Floor, Building 2, No. 21, Xia Lian Chi Street, Jin Jiang District, Chengdu	Wengang HU	April 9, 2008
SCHEDULE 1

12

SCHEDULE 2
ADDRESS AND FAX NUMBERS FOR NOTIFICATION
PART A
Principals
1.	LI Bin

ID Number: 110108197406221836

Address: 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC
Attn: LI Bin

Fax No.: (8610) 6849-2726

2.	Qu Weihai

ID Number: 22010219760218331X

Address: 6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC
Attn: Qu Weihai

Fax No.: (8610) 6849-2726
PART B
1.	LC FUND II

Address :	10th floor, tower A Raycom Info Tech Center, No.2 Ke Xue Yuan Nan Lu, Zhong Guan Cun, Haidian District, Beijing, PRC Attn : Mr. Zhang Nan

Fax No. :	(8610) 62509100
2.	Authosis Capital Inc.

Address:	Room 2101, 21/F Westlands Centre, 20 Westlands Road, Quarry Bay, Hong Kong Attn: Mr Danny Chung

Fax No.:	(852) 2960-0185
Signature Page to Shareholders Agreement — Bitauto

3.	BitAuto Holdings Limited

Address :	6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC Attn : LI Bin

Fax No. :	(8610) 6849-2726
4.	Proudview Limited

Address :	6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC Attn : LI Bin

Fax No. :	(8610) 6849-2726
5.	The Group Companies

Address :	6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC Attn : LI Bin

Fax No. :	(8610) 6849-2726
6.	The Principals

Address :	6th Floor, Office Building 3 of New Century Hotel, No. 6 of Capital Stadium South Road, Haidian District, Beijing, PRC (100044) Attn : LI Bin / Qu Weihai

Fax No. :	(8610) 6849-2726
7.	NVCC Chinese New Stars I Partnership

Address:	Park Axis Shibuya-Jinnan 1202, 6-20, Udagawa-Cho, Shibuya-ku, Tokyo 150-0042, Japan Attn: Mark Kaneko, New Stars Partners LLP, as General Partner of NVCC Chinese New Stars I Partnership

Fax No. :	(81) 3-5728-6664
8.	DCM IV, L.P. and DCM Affiliates Fund IV, L.P.

Address:	2420 Sand Hill Road, Suite 200; Menlo Park, CA 94025 Attn: Chief Financial Officer

Fax No. :	(650) 854-9159
9.	Huitung Investments (BVI) Limited

Address:	Room 2211, Shui On Plaza, 333 Huai Hai Zhong Road, Shanghai, China Attn: David Tso

Fax No. :	(8621) 6385-2199
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10.	Georgian Pine Investments LP

Address:	2200 Sand Hill Road, Suite 240, Menlo Park, CA 94025 Attn: Richard Chang

Fax No. :	(502) 470-8494
11.	Bertelsmann Asia Investments AG

Address:	Unit 2804-2805, SK Tower, 6A Jianguomenwai Avenue Chaoyang District, Beijing 100022, P.R. China Attn: Yu, Long

Fax No. :	(8610) 6563-0376

CC:	Martin Dannhoff

Address:	Bertelsmann AG, Carl-Bertelsmann Straße 270, 33311 Gütersloh

Fax No.:	+49 (0) 52 41-80-9324
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SCHEDULE 3
REGISTRATION RIGHTS
1.	Applicability of Rights. The holders of A Shares, the holders of B Shares, the holders of C Shares and the holders of D Shares shall be entitled to the following rights with respect to any potential public offering of the A Shares, B Shares, C Shares, D Shares or the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such Securities for trading on a recognized securities exchange. The rights under this Schedule 3 shall terminate within five (5) years of any public offering of the A Shares, B Shares, C Shares, D Shares or the Company’s Ordinary Shares in the United States or other recognized securities exchange.

2.	Definitions. For purposes of this Schedule 3:
(a)	Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b)	Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or to be issued pursuant to the conversion of any shares of A Shares or B Shares or C Shares or D Shares issued (A) under the Subscription Agreement and any previous subscription agreements in relation to the issuance of the A Shares, B Shares and C Shares, and (B) pursuant to the Right of First Participation; (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any A Shares or B Shares or C Shares or D Shares described in clause (1) of this subsection (b); and (3) any other Ordinary Shares of the Company owned or hereafter acquired by a A Shareholder or a B Shareholder or a C Shareholder or D Shareholder. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Schedule 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)	Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding.
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(d)	Holder. For purposes of this Schedule 3, the term “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Schedule 3 have been duly assigned in accordance with this Agreement.

(e)	Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.
3.	Demand Registration.
(a)	Request by Holders. If the Company shall at any time after the expiry of six months after a Qualified IPO receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders (including other Shareholders who so) request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice, subject only to the limitations of this Section 3; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least thirty percent (30%) of all Registrable Securities then outstanding; and provided further that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3 or Section 5, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 4, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4(a).

(b)	Underwriting. If the Holders initiating the registration request under this Section 3 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their
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request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in subsection 3(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(c)	Maximum Number of Demand Registrations. The Company shall be obligated to effect only three (3) such registrations pursuant to this Section 3.

(d)	Deferral. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 3:
(i)	during the period starting with the date sixty (60) Business Days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) Business Days following the effective date of, a Company-initiated registration subject to Section 4 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
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(ii)	if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 5 hereof; or

(iii)	if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.
(e)	Expenses. All expenses incurred in connection with any registration pursuant to this Section 3, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company including reasonable expenses of one legal counsel for the Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.
4.	Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3 or Section 5 of this Schedule 3 or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within 18 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
SCHEDULE 3

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(a)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4(c) hereof.

(b)	Underwriting. If a registration statement under which the Company gives notice under this Section 4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4 shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to seventy-five percent (75%) of the Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer, consultant or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family
SCHEDULE 3

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members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Associates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)	Expenses. All expenses incurred in connection with a registration pursuant to this Section 4 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), including, without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and reasonable expenses of one legal counsel for the Holders, shall be borne by the Company.

(d)	Not Demand Registration. Registration pursuant to this Section 4 shall not be deemed to be a demand registration as described in Section 3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.
5.	Form S-3 or Form F-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:
(a)	Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)	Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fourteen (14) Business Days after the Company provides the notice contemplated by Section 5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5:
(1)	if Form S-3 or Form F-3 is not available for such offering by the Holders;
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(2)	if the Holders propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$1,000,000;

(3)	if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 5; or

(4)	if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4(a).
(c)	Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 5 (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders), including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel and reasonable expenses of one legal counsel for the Holders.

(d)	Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 5.
6.	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than sixty (60) days.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the
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prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)	Blue Sky. Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)	Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to
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underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)	Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 or Section 5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Section 3, all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3.
7.	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule 3 with respect to the Registrable Securities of the selling Holders that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities. In this connection, each selling Holder shall be required to represent and warrant to the Company that all such information which is given in writing expressly for inclusion in such registration is true and accurate in all material respects.

8.	No Registration Rights to Third Parties. Without the prior consent of the Holders of 75% of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 3, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Preference Shareholders.

9.	Assignment

The registration rights under this Schedule 3 may be transferred or assigned to any transferee of A Shares or B Shares or C Shares or D Shares representing 5% or more of the issued share capital of the Company.

10.	Market Stand-Off Agreement.

Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) Business Days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary
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Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Section 10 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) Shareholders of the Company enter into similar agreements. The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
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